Exhibit 99.2

A PHASE 1 STUDY OF TPI 287; A THIRD GENERATION TAXANE ADMINSTERED EVERY 21 DAYS IN PATIENTS WITH ADVANCED CANCER

Manuel Modiano MD*, Patricia Plezia PharmD*, Jacob Baram MD†, Raphael Catane MD†, Allen Cohn MD‡, Michele Basche MD‡

Michael Kurman MD**, Gilles Tapolsky PhD**, Sandra Silberman MD PhD+, Susan Yancik MS**

*              Arizona Clinical Research Center, Tucson, AZ USA

†              Sheba Medical Center, Tel Hashomer, Israel

‡              Rocky Mountain Cancer Centers, Denver, CO USA

**           Tapestry Pharmaceuticals, Boulder, CO USA

+              Tapestry Pharmaceuticals, Roseland, NJ USA

INTRODUCTION

Taxanes have become key components of the chemotherapeutic armamentarium for a variety of cancers including tumors of the breast, lung, prostate, ovary, stomach, and head and neck.

Unfortunately, resistance to the antineoplastic effects of taxanes often develops, limiting their efficacy.  Two putative mechanisms for resistance have been proposed:

•                  Taxanes are substrates for the efflux protein encoded by the mdr1 gene

•                  Alteration of the tubulin structure (genetic or epigenetic changes) may interfere with the mechanism of action of taxanes, rendering them unable to produce microtubule stabilization

Tapestry Pharmaceuticals Inc. has developed a novel taxane analog, TPI 287, which is a semi-synthetic compound manufactured from yew starting material.  TPI 287 synthesis involves modifications of the taxane side chain, rendering the molecule more lipophilic.  In addition, modifications of the baccatin ring structure were designed in order to enhance the affinity of mutant ß-tubulin binding, and to circumvent multi-drug resistance.

Figure 1:               Structure of TPI 287 and Paclitaxel

Preclinical evaluation of TPI 287 in vitro demonstrated significant anti-tumor activity in both MDR- and MDR+ cell lines.  TPI 287 was active in tumor xenograft models in mice (breast cancers MCF-7 and MCF-7AR, colon cancers HCT-15 and HCT-116, and prostate cancer PC3).  Toxicology and safety studies were performed in rodents and dogs.  The LD10 value for multiple-dose TPI 287 was found to be 4 mg/kg/day IV (71 mg/m2/day) in dogs, the most sensitive species.  Allometric scaling of 1/10 of the dog LD10 determined an initial human starting dose of 7 mg/m2 for the first Phase 1 study (TPI 287-01) administering TPI 287 once weekly for three weeks followed by a one week rest.  The current study was started after a weekly dose of 56 mg/m2 was found to be safe and well tolerated.

Study Objectives

Primary Objective:

To determine the Maximum Tolerated Dose (MTD) of TPI 287 administered once every 21 days

Secondary Objectives:

To determine the safety of TPI 287

To determine the pharmacokinetic profile of TPI 287

To determine the anti-tumor activity of TPI 287

This was a multi-center, dose-escalation, sequential groups Phase I study in patients with recurrent or refractory solid tumors or non-Hodgkin’s lymphoma.  Patients had either failed prior chemotherapy, were no longer candidates for standard therapy, had no standard therapy available, or chose not to pursue standard therapy.

TPI 287 was administered intravenously over 60 minutes, starting with 56mg/m2, a dose chosen based on the ongoing Phase I trial described above.

An accelerated dose escalation schema was used, which enrolled one patient at each dose level: escalation to a 50% higher dose was performed if that patient had no dose limiting toxicity (DLT) after one dose and a three week follow-up period. This dose escalation was repeated until one patient experienced drug-related toxicity of ≥ grade 2 (using NCI CTCAE criteria) excluding nausea and vomiting, at which point the cohort was expanded up to four patients. Up to four patients were then enrolled in each subsequent dose cohort and toxicity evaluated after three patients had received one treatment plus three weeks follow-up.  If one of the three patients experienced a dose limiting toxicity, up to an additional three patients were enrolled at that dose level.  Once two patients had experienced a ≥ Grade 2 toxicity, the dose below was considered to be the MTD and up to 6 additional patients were enrolled for a total of nine at the MTD.

DLT was defined as a Grade 4 hematological toxicity lasting seven days, febrile neutropenia, Grade 3 or 4 thrombocytopenia with bleeding, Grade 3 or 4 elevation of transaminases lasting seven days, Grade 3 neuropathy or any other Grade 3 or Grade 4 drug-related non-hematologic toxicity other than inadequately treated nausea or vomiting.

TPI 287 was administered every 21 days until patients experienced disease progression or unacceptable toxicity.

Patients whose tumors did not progress, or who did not discontinue TPI 287 for other medical or administrative reasons, were treated with a maximum of six cycles of therapy on this protocol, and were eligible to participate in a separate extension study in order to continue to receive study drug.

Demographics

	Cohort 1	Cohort 2	Cohort 3	Cohort 4	Cohort 5
	56 mg/m2	84 mg/m2	126 mg/m2	185 mg/m2	160 mg/m2	Total
	N = 2	N = 1	N = 3	N = 6	N = 9	N = 21
Age (years)
Mean	56.5	60.0	58.3	60.0	58.7	58.9
Median	56.5	60.0	59	60.0	55.0	58.0
Min, Max	55, 58	60, 60	57, 59	49, 72	35,78	35, 78
Sex
Male	1	0	1	2	3	7
Female	1	1	2	4	6	14
Race
Asian	0	0	0	0	1	1
Black	0	0	0	0	0	0
Caucasian	2	1	2	3	6	14
Hispanic	0	0	1	3	2	6

Twenty-one patients were enrolled, 7 males and 14 females, ranging in age from 35 to 78 years.  The majority (14) were Caucasian, one was Asian and six were Hispanic.

The patients’ tumor types were as follows:

Colon (6), Rectal (1), Breast (5), Pancreatic (3), Esophageal (1), Gastric (1), Papillary cystadenocarcinoma (1), Cholangiosarcoma (1), Carcinoid (1), Unknown primary (1).

All patients had metastatic disease at the time of enrollment.  Prior cancer therapy included surgery (17 patients, 81%), radiotherapy (6 patients, 29%) chemotherapy (20 patients, 95%), and hormonal, immunological, biological or other therapy (11 patients, 52%).

Safety

Most Frequent Treatment-Emergent Adverse Events (Any Grade) Occurring in ≥ 15% Patients

Adverse Event Preferred Term	Total N = 21

Anemia	9 (43%)

Peripheral neuropathy	9 (43%)

Diarrhea	7 (33%)

Nausea	7 (33%)

Vomiting	7 (33%)

Abdominal pain	6 (29%)

Fatigue	6 (29%)

Myalgia	6 (29%)

Neutropenia	5 (24%)

Asthenia	5 (24%)

Peripheral edema	4 (19%)

Pyrexia	4 (19%)

Urinary tract infection	4 (19%)

Anorexia	4 (19%)

Arthralgia	4 (19%)

Treatment-Emergent Grade 3 or 4 Adverse Events Occurring in ≥ 5% of All Patients

	Cohort 1 - 3		Cohort 4		Cohort 5
	56 (N = 2), 84 (N = 1) 126 (N =3) mg/m2 N = 6		185 mg/m2 N = 6		160 mg/m2 N = 9		Total N = 21
Adverse Event	Grade 3	Grade 4	Grade 3	Grade 4	Grade 3	Grade 4	Grade 3	Grade 4
Neuropathy*†	0	0	3 (50%)	0	1 (11%)	0	4 (19%)	0
Neutropenia*	1 (17%)	0	0	2 (33%)	0	0	1 (5%)	2 (10%)
Anemia	1 (17%)	0	0	0	0	0	1 (5%)	0
Anaphylactic shock	0	0	0	0	0	1 (11%)	0	1 (5%)
Fatigue	0	0	0	0	2 (22%)	0	2 (10%)	0
Asthenia	0	0	0	0	1 (11%)	0	1 (5%)	0
Vomiting	0	0	1 (17%)	0	0	0	1 (5%)	0

Anorexia	0	0	0	0	1 (11%)	0	1 (5%)	0

*  Dose Limiting Toxicities: Grade 3 neuropathy; Grade 4 neutropenia

† One of the four patients with Grade 3 neuropathy had Grade 1 at baseline

Summary of Safety

•                  The maximum tolerated dose of TPI 287 administered every 21 days was 160 mg/m2.

•                  The dose limiting toxicities of TPI 287 on this schedule were Grade 3 neuropathy and Grade 4 neutropenia.

•                  All 21 patients experienced at least one adverse event: the most frequent adverse events occurring in four or more patients (≥ 15%) were anemia, neuropathy, neutropenia, fatigue, diarrhea, nausea, vomiting, asthenia, abdominal pain and myalgia.

•                  Overall, seven patients (33%) experienced at least one Grade 4 adverse event and 13 patients (62%) experienced at least one Grade 3 adverse event.  Four patients had Grade 3 neuropathy, although one of them had Grade 1 neuropathy at baseline.  Three patients had neutropenia (one Grade 3 and two Grade 4), and one patient had Grade 3 anemia

•                  Seven patients experienced serious adverse events (SAE), resulting in the death of two patients.  Only one, non-lethal, SAE of anaphylactic shock, was considered to be definitely related to TPI 287.  In the remaining five patients, SAEs resulted in cessation of treatment with TPI 287 in one patient

Pharmacokinetics of TPI 287

Blood samples for the measurement of pharmacokinetic parameters for TPI 287 were taken before the first dose, and 1-2 minutes, 5, 15 and 30 minutes, and 1, 2, 4, 6-8 and 24 hours after the end of the infusion.  The levels of TPI 287 in plasma were measured using a validated LC-MS method.  PK parameters were determined using Win Nonlin software applying non-compartmental analysis and 2-compartment modeling.

Non-compartmental PK Analysis

	Dose mg/m2
	56	84	126	160	185
Number of Patients	2	1	3	6	5
Cmax (ng/mL)	649.6	977.5	3402	3392	2997
Mean (SD)			(485)	(1456)	(1020)
AUClast (ng*h/mL)	2531	3748.5	6111	9888	7067
Mean (SD)			(3024)	(3744)	(2923)
CL (L/hr/m2)	18.9	15.4	22.1	15.2	24.7
Mean (SD)			(11.2)	(7.6)	(12.2)
T1/2 (h)	11.8	15.4	8.5	5.9	10.6
Mean (SD)			(0.7)	(1.3)	(7.1)

The AUC and Cmax were generally dose proportional.  At a dose of 185 mg/m2 the plasma half life of TPI 287 was 10.6 hours and the clearance was 24.7±12.2 L/hr/m2

Efficacy

One 67-year-old female patient with pancreatic cancer and multiple metastases to the liver had a partial response (51% decrease according to RECIST) after the fourth cycle of TPI 287 at 185 mg/m2 (Figure 2) which was confirmed after the sixth cycle.  The duration of response was nine cycles (189 days).

Figure 2: Treatment CT Scans in a Patient with Pancreatic Cancer

A 54 year-old female patient with breast cancer, treated with 160 mg/m2, had stable disease for over 8 cycles following a 4-month history of progressive disease prior to enrollment.

Conclusions

•                  The maximum tolerated dose of TPI 287, administered as an IV infusion over 60 minutes every 21 days, was 160 mg/m2.

•                  Dose-limiting toxicities were Grade 3 neuropathy and Grade 3 and 4 neutropenia.

•                  Pharmacokinetics showed dose-proportionality: at a dose of 185 mg/m2 the plasma half life of TPI 287 was 10.6 hours.

•                  One patient with pancreatic cancer had a sustained partial response, confirmed by a 51% decrease according to RECIST.  This response was sustained for more than 9 cycles.

•                  A patient with breast cancer had prolonged (8+ cycles) stable disease after documented prior progression.

•                  Phase 2 studies exploring efficacy are currently ongoing.